UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 23, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, ARCA biopharma, Inc.’s (the “Company”) wholly owned subsidiary, ARCA biopharma Colorado, Inc. (“ARCA Colorado”) is party to a Loan and Security Agreement, dated July 17, 2007, as amended January 21, 2009, with Silicon Valley Bank (“SVB”) under which SVB has provided ARCA Colorado with a growth capital facility of up to $4.0 million dollars, to be used solely for working capital and to fund ARCA Colorado’s general business requirements. As of March 2, 2009, approximately $3.5 million aggregate principal amount was outstanding under the SVB credit facility.

On March 23, 2009, ARCA Colorado and SVB agreed to further amend the SVB credit facility by extending its maturity until April 6, 2009. The agreement to extend the maturity of the credit facility is set forth in the Second Amendment to Loan and Security Agreement, dated March 23, 2009, by and between ARCA Colorado and SVB, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

ARCA Colorado and SVB are in discussions to refinance the existing credit facility and extend the credit facility’s maturity date until December 1, 2010. ARCA Colorado may not be able to refinance the existing SVB credit facility on commercially reasonable terms or at all.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated March 23, 2009, by and between ARCA biopharma Colorado, Inc. and Silicon Valley Bank (previously filed with the Securities Exchange Commission as an Exhibit to and incorporated herein by reference from the Company’s Form 10-K, filed on March 27, 2009, File No. 000-22873).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc.
(Registrant)

By:	/s/ Kathryn E. Falberg
Name: Kathryn E. Falberg
Title: Chief Financial Officer and Chief Operating Officer

Dated: March 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated March 23, 2009, by and between ARCA biopharma Colorado, Inc. and Silicon Valley Bank (previously filed with the Securities Exchange Commission as an Exhibit to and incorporated herein by reference from the Company’s Form 10-K, filed on March 27, 2009, File No. 000-22873).